Exhibit 5.1

January 22, 2024

Elate Group, Inc.

305 Broadway, Floor 7

New York, NY 10007

Re:Elate Group, Inc. S-1 Registration Statement (File No. 333-264073)

Ladies and Gentlemen:

We refer to the above-captioned registration statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), filed by Elate Group, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission.

The Registration Statement pertains to an underwritten offering (the “Offering”) and relates to the issuance and sale by the Company of: (A) units (the “Units”), consisting of either (1) common units, each consisting of (i) one share of Class A common stock, par value $0.0001 per share (the “Common Shares”), (ii) one Series A warrant (each, a “Series A Warrant”) to purchase one Common Share each and (iii) one Series B warrant (each, a “Series B Warrant” and with the Series A Warrants, the “Common Warrants”) to purchase one Common Share each and (2) pre-funded units (the “Pre-Funded Units”), each consisting of (i) one pre-funded warrant (the “Pre-Funded Warrant” and together with the Common Warrants, the “Warrants”), to purchase one Common Share, (ii) one Series A Warrant and (iii) one Series B Warrant, and (B)(1) warrants to purchase Common Shares to be issued to the representative of the underwriters thereunder (the “Underwriter Warrants” and together with the Units, the Common Shares, the Pre-Funded Units, the Common Warrants and the Common Shares issuable upon exercise of the Common Warrants and the Underwriter Warrants, the “Securities”); and (2) Common Shares underlying the Common Warrants and the Underwriter Warrants. We understand that the Securities are to be sold, as described in the Registration Statement. The Securities are being registered by the Company, which has engaged EF Hutton LLC to act as the representative of the underwriters in connection with the Offering.

In connection with our opinion expressed below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1.The Registration Statement and the related form of prospectus included therein in the form in which it was transmitted to the Commission under the Act;

2.The Amended and Restated Certificate of Incorporation of the Company, substantially in the form filed as Exhibit 3.3 to the Registration Statement;

3.The Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company, substantially in the form filed as Exhibit 3.5 to the Registration Statement;

4.The Amended and Restated Bylaws of the Company, substantially in the form filed as Exhibits 3.4 to the Registration Statement;

5.The Certificate of Amendment to the Amended and Restated Bylaws of the Company, substantially in the form filed as Exhibit 3.6 to the Registration Statement.

6.Resolutions, adopted by the Board of Directors of the Company, relating to, among other matters, the issuance of the Securities;

7.The form of underwriting agreement to be entered into by and between the Company and EF Hutton LLC, substantially in the form filed as Exhibit 1.1 to the Registration Statement; and

8.Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1.Each individual executing any of the Documents, whether on behalf of such individual or another person is legally competent to do so.

2.Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.Each of the parties (other than the Company) executing any of the Documents has duly validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated forms.

We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents and there has been no termination, waiver or amendment of any provision of any of the Documents, by action or omission of the parties or otherwise

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

1.The issuance and sale of the Common Shares has been duly authorized by all necessary corporate action on the part of the Company and, when the Common Shares are issued and sold in the manner described in the Registration Statement, the Common Shares will be validly issued, fully paid and non-assessable; and

2.The issuance and sale of the Common Warrants and Underwriter Warrants have been duly authorized, and when issued and sold in the manner described in the Registration Statement, the Common Warrants and Underwriter Warrants will be validly issued and will constitute the valid and binding obligations of the Company in accordance with the terms thereof; and the Common Shares underlying the Common Warrants and Underwriter Warrants have been duly authorized and, when issued in the manner described in the Registration Statement and in accordance with the terms and conditions of the Common Warrants and Underwriter Warrants, respectively (including the due payment of any exercise price therefor specified in the Common Warrants and Underwriter Warrants), the Common Shares underlying the Common Warrants and Underwriter Warrants will be validly issued, fully paid and non-assessable.

Without limiting any of the other limitations, exceptions and qualifications stated elsewhere herein, we express no opinion with regard to the applicability or effect of the laws of any jurisdiction other than the corporate laws of the State of Delaware and, with respect to the Common Warrants and Underwriter Warrants constituting valid and legally binding obligations of the Company, the laws of the State of New York. This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion letter.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under “Legal Matters” in the related Prospectus. In giving the foregoing consent, we do not hereby admit that we are (i) “experts” within the meaning of Section 11 of the Act or the rules and regulations of the Commission promulgated thereunder or (ii) within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

BUCHALTER

A Professional Corporation